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                                                                     EXHIBIT 4

                           MAXIS AFFILIATE AGREEMENT

     This Maxis Affiliate Agreement (this "Affiliate Agreement") is made and
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entered into as of June 4, 1997 (the "Effective Date") among Electronic Arts
                                      --------------
Inc., a Delaware corporation ("Electronic Arts"), Maxis, Inc., a Delaware
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corporation ("Maxis") and ___________________ ("Stockholder").
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                                    RECITALS


     A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of June 4, 1997 between Electronic Arts and Maxis (as such may be amended, the "Reorganization Agreement") which
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provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Electronic Arts ("Merger Sub") with and into Maxis in
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a reverse triangular merger (the "Merger"), with Maxis to be the surviving
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corporation of the Merger, all pursuant to the terms and conditions of the
Reorganization Agreement and the Certificate of Merger to be entered into between Merger Sub and Maxis in the form attached to the Reorganization Agreement (the "Certificate of Merger"). The Reorganization Agreement and the
                ---------------------
Certificate of Merger are collectively referred to herein as the "Merger
                                                                  ------
Agreements."  Capitalized terms used but not otherwise defined in this Affiliate
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Agreement have the meanings ascribed to such terms in the Reorganization
Agreement.

     B. The Merger Agreements provide that, in the Merger, the shares of Maxis Common Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of Electronic Arts Common Stock, all as more particularly set forth in the Reorganization Agreement.

     C. Stockholder understands that Stockholder may be deemed an "affiliate" of Maxis within the meaning of the Securities Act of 1933, as amended (the "1933
                                                                            ----
Act"), and, as such, any shares of Electronic Arts capital stock acquired by the
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Stockholder in the Merger may be disposed of only in conformity with the limitations described herein.

                               A G R E E M E N T
                               - - - - - - - - -

     1.  Representations, Warranties and Covenants of Stockholder.  Stockholder
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represents, warrants and covenants as follows:

          (a) Authority; Affiliate Status.  Stockholder has all requisite right,
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power, legal capacity and authority to execute and deliver this Affiliate
Agreement and to perform its obligations hereunder.  This Affiliate Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Stockholder further understands and agrees that Stockholder may be deemed to be an "affiliate" of Maxis within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933 Act
("Rule 145").
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          (b) Maxis Securities Owned.  Attachment 1 hereto sets forth all shares
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of Maxis capital stock and any other securities of Maxis owned by Stockholder, including all securities of Maxis as to which Stockholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Maxis granted to or held by Stockholder (such shares of Maxis capital stock, other securities of Maxis and rights, options and warrants to acquire shares of Maxis capital stock and other securities of Maxis are hereinafter collectively referred to as "Maxis
                                                                 -----
Securities").  As used herein, the term "Expiration Date" means the earliest to
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occur of (i) the closing, consummation and effectiveness of the Merger, or (ii)
such time as the Reorganization Agreement may be terminated in accordance with its terms.

          (c) New Maxis Securities.  As used herein, the term "New Maxis
              --------------------                             ---------
Securities" means, collectively, any and all shares of Maxis capital stock,
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other securities of Maxis and rights, options and warrants to acquire shares of
Maxis capital stock and other securities of Maxis that Stockholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date. All New Maxis Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were Maxis Securities.

          (d) Further Assurances.  Stockholder agrees to execute and deliver any
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additional documents reasonably necessary or desirable, in the opinion of Maxis or Electronic Arts, to carry out the purposes and intent of this Affiliate Agreement.

          (e) Merger Securities.  As used herein, the term "Merger Securities"
              -----------------                             -----------------
means, collectively, all shares of Electronic Arts Common Stock that are or may be issued by Electronic Arts in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of Maxis options, warrants or rights to acquire shares of Maxis Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof.

          (f) Transfer Restrictions on Merger Securities.  Stockholder has been
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advised that the issuance of the shares of Electronic Arts Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement of Form S-4 under the 1933 Act, and that the provisions of Rule 145 will limit Stockholder's resales of such Merger Securities. Stockholder accordingly agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Stockholder may acquire, unless: (i) such transaction is permitted pursuant to Rule 145(d) under the 1933 Act; or (ii) legal counsel representing Stockholder, which counsel is reasonably satisfactory to Electronic Arts, shall have advised Electronic Arts in a written opinion letter reasonably satisfactory to Electronic Arts and Electronic Arts' legal counsel, and upon which Electronic Arts and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition of Merger Securities by Stockholder; or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold,

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transferred, exchanged, pledged or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission ("SEC") and been declared effective by the SEC under the
                          ---
1933 Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder (sought by Stockholder or counsel to Stockholder, with a copy thereof and all other related communications delivered to Electronic Arts and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon Electronic Arts any obligation to register any Merger Securities under the 1933 Act.

          (g) No Sale; Intent.  Stockholder does not now have, and as of the
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Effective Time of the Merger will not have, any present plan or intention (a
"Plan of Transfer") to engage in a sale, exchange, transfer, distribution,
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pledge, disposition or any other transaction within one year following the consummation of the Merger which would result in a direct or indirect disposition (a "Sale") of more than fifty percent (50%) of the shares of
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Electronic Arts Common Stock (or other Merger Securities) that Stockholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof ("Derivative Securities"). Stockholder is not aware of, nor is Stockholder
  ---------------------
participating in, any Plan of Transfer to engage in Sales of shares of Electronic Arts Common Stock (or other Merger Securities) to be issued in the Merger (including Derivative Securities) such that the aggregate fair market value, as of the Effective Time of the Merger (as defined in the Reorganization Agreement), of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all securities of Maxis outstanding immediately prior to the Merger. For purposes of this representation, Maxis Common Stock (or any portions thereof) (i) with respect to which a Maxis stockholder receives consideration in the Merger other than Electronic Arts Common Stock (including, without limitation, cash received in lieu of fractional shares) and/or (ii) with respect to which a Sale occurs during the period beginning with the commencement of negotiations (whether formal or informal) between Maxis and Electronic Arts regarding the Merger and ending on the Effective Time of the Merger (the "Pre-Merger Period"), shall be considered
                                   -----------------
outstanding securities of Maxis exchanged for Electronic Arts Common Stock received in the Merger and then disposed of pursuant to a Plan of Transfer. Stockholder understands that the representations, warranties and covenants of Stockholder set forth herein will be relied upon by (i) Maxis and Electronic Arts and their respective counsel in rendering their tax opinions in connection with the Merger and (ii) the independent accounting firms that audit the annual financial statements of Maxis and Electronic Arts in connection with rendering opinions related to accounting for the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16.

          (h) Covenants Related to Pooling of Interests.  During the period
              -----------------------------------------
beginning thirty (30) days preceding the Effective Time of the Merger and ending at such time after the Effective Time as Electronic Arts has publicly released the combined financial results of Electronic Arts and Maxis for a period of at least thirty (30) days of combined operations of Electronic Arts and Maxis, Stockholder will not sell, exchange, transfer, pledge, distribute or

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otherwise dispose of or grant any option, establish any "short" or put-
equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any Maxis Securities, New Maxis Securities, Merger Securities or other securities of Electronic Arts.
Electronic Arts may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Electronic Arts Common Stock certificates issued to Stockholder in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates, provided that such restrictive legend shall be removed and/or such notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Stockholder. Notwithstanding the foregoing, Stockholder will not be prohibited by the foregoing from selling or disposing of shares, so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Stockholder has obtained Electronic Arts' prior written approval of such sale or disposition.

     2.  Legends.  Stockholder also understands and agrees that stop transfer
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instructions will be given to Electronic Arts' transfer agent with respect to certificates evidencing the Merger Securities to enforce Stockholder's compliance with Stockholder's representations in Section 1 and Stockholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities such legends as Electronic Arts or its counsel may reasonably require, including without limitation, a legend providing substantially as follows:

   "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

   3.     Notices.  Any notice or other communication required or permitted to
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be given under this Affiliate Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, return receipt requested, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

          (a)  If to Electronic Arts:


               1450 Fashion Island Blvd.
               San Mateo, CA 94404
               Facsimile: (415) 571-7132
               Attention: Ruth Kennedy, SVP & General Counsel


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               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306
               Attention:  Mark C. Stevens, Esq.

         (b)   If to Maxis:

               2121 N. California Street
               Suite 600
               Walnut Creek, CA 94596
               Facsimile: (510) 927-3796

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Barry E. Taylor, Esq.

         (c)   If to Stockholder:

               at the address for notice to such Stockholder set forth on the last page hereof.

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 3.

     4.  Survival; Termination.  All representations, warranties and agreements
         ---------------------
made by Stockholder in this Affiliate Agreement shall survive the consummation of the Merger. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon any termination of the Reorganization Agreement pursuant to its terms.

     5.  Expenses.  All costs and expenses incurred in connection with the
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transactions contemplated by this Affiliate Agreement shall be paid by the party incurring such costs and expenses.

     6.  Counterparts.  This Affiliate Agreement may be executed in
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counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

     7.  Assignment, Binding Effect.  Except as provided herein, neither this
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Affiliate Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of


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the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Affiliate Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.  Amendment and Waivers.  Any term or provision of this Affiliate
         ---------------------
Agreement may be amended, and the observance of any term of this Affiliate Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     9.  Entire Agreement.  This Affiliate Agreement and any documents delivered
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by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings between the parties with respect thereto.

     10.  Other Agreements.  Nothing in this Affiliate Agreement shall limit any
          ----------------
of the rights or remedies of Electronic Arts or any of the obligations of Stockholder under any Voting Agreement between Electronic Arts and Stockholder or any other agreement.

     11.  Severability.  Any term or provision of this Affiliate Agreement which
          ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms or provisions of this Affiliate Agreement in any other jurisdiction. If any provision of this Affiliate Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     12.  Governing Law.  The internal laws of the State of California
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(irrespective of its choice of law principles) will govern the validity of this
Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     13.  Construction.  The language hereof will not be construed for or
          ------------
against either party. A reference to a section will mean a section in this Affiliate Agreement, unless otherwise explicitly set forth. The titles and headings in this Affiliate Agreement are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement. For the purposes of such construction, this Affiliate Agreement will be considered as a whole.


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        IN WITNESS WHEREOF, the parties hereto have caused this Affiliate
Agreement to be executed as of the date first written above.


Electronic Arts Inc.                       Maxis, Inc.


By:                                        By:
   ----------------------------                ----------------------------
Name:  Ruth A. Kennedy                     Name:  Fred M. Gerson
Title:  Vice President, General Counsel    Title:  Chief Financial Officer


Stockholder


-------------------------------
Name:


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                                  Attachment 1
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Stockholders' Address for Notice:
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Number of Shares of Maxis
Common Stock owned as of
the date of this Affiliate Agreement:
                                          ----------------------------

Number of Maxis Options for
Common Stock owned as of
the date of this Affiliate Agreement:
                                          ----------------------------